Registration No. 333-274732

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Renalytix plc

(Exact name of registrant as specified in its charter)

England and Wales	Not applicable
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2 Leman Street London E1W 9US United Kingdom
(Address of principal executive offices) (Zip Code)

Renalytix AI plc 2020 Employee Share Purchase Plan Renalytix AI plc 2020 Equity Incentive Plan
(Full title of the plan)

Renalytix AI, Inc. 1460 Broadway New York, NY 10036 Tel: +1 646 397 3970
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Mark E. Rosenstein
Derick S. Kauffman
Stevens & Lee, P.C.
620 Freedom Business Center, Suite 200
King of Prussia, PA 19406
(610) 205-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒
Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Registration Statement shall become effective upon filing in accordance with Rule 464 promulgated under the Securities Act of 1933, as amended.

DEREGISTRATION OF SHARES

Renalytix plc (the “Company”) is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-274732) (the “Registration Statement”), to deregister the offer of the ordinary shares, nominal value £0.0025 per ordinary share, of the Company, registered under the Registration Statement that remain unissued under each of the Renalytix AI plc 2020 Employee Share Purchase Plan, and Renalytix AI plc 2020 Equity Incentive Plan.

The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities and the Company hereby terminates the effectiveness of the Registration Statement.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on July 25, 2025.

RENALYTIX PLC

/s/ James McCullough
Name:	James McCullough
Title:	Chief Executive Officer and Director

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

2